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                               LADISH CO., INC.
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              INDUSTRY ANALYST SUPPORTS LADISH DIRECTOR NOMINEES

                 Warns of Downgrade And Suspension of Coverage
                    If Grace Brothers' Nominees Are Elected

Cudahy, WI, June 4, 2003 - Ladish Co., Inc. (www.ladishco.com) (Nasdaq: LDSH) announced today that Thomas J. Lewis, an analyst for C.L. King & Associates, has issued a report warning that if Grace Brothers' director nominees are elected to the Board of Directors at the company's Annual Meeting on June 6, 2003, C.L. King & Associates would likely downgrade Ladish and perhaps suspend coverage of the company.

In the report issued today, Thomas J. Lewis writes:

         "We are convinced a change of this nature would increase the risks associated with ownership of LDSH."*

         "This is exactly the wrong time in the cycle for someone to come in and 'learn the business' (jet engine OEMs, not aerospace in general)."*

         "We see very little potential for gain from such a change and an increased likelihood of an outcome detrimental to the integrity of the aerospace supply chain. The only beneficiaries would be the competition. In the event there is a change of control, the adverse impact on the risk/reward would be such that we would likely reduce our rating to Neutral and perhaps even suspend coverage."*

Ladish Co., Inc. is a leading producer of highly engineered, technically advanced components for the jet engine, aerospace and general industrial markets. Ladish is headquartered in Cudahy, Wisconsin with operations in Wisconsin, Oregon and Connecticut. Ladish common stock trades on Nasdaq under the symbol LDSH.


--------
*Permission to use quotation neither sought nor obtained.


                                    (more)

                                    Page 2

Certain statements made in this press release and other written or oral statements made by or on behalf of the company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Among the factors that might impact the company's performance are market conditions and demand for the company's products; competition; interest rates and capital costs; technologies; continued impact upon the commercial aerospace industry from the September 11, 2001 terrorist attacks; raw material and energy prices; unstable governments and business conditions in emerging economies; taxes; and legal, regulatory and environmental issues. These and other important risk factors regarding the company are included under the caption "Forward Looking Statements" in the company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.

Contacts:

Joele Frank, Wilkinson Brimmer Katcher
Judy Wilkinson/Barrett Godsey
(212) 355-4449